UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2017

KADANT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11406	52-1762325
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Technology Park Drive
Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

(978) 776-2000
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

KADANT INC.

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2017, Kadant Inc., a Delaware corporation (Kadant), entered into a five-year amended and restated unsecured revolving credit facility (2017 Credit Facility) in the aggregate principal amount of up to $200 million. The 2017 Credit Agreement also includes an uncommitted unsecured incremental borrowing facility of up to an additional $100 million. The 2017 Credit Agreement was arranged by Citizens Bank, N.A. and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners; Wells Fargo Securities, LLC, as Syndication Agent; and HSBC Bank USA, National Association and U.S. Bank, National Association, as Documentation Agents.
The 2017 Credit Agreement is among Kadant, as Borrower, the Foreign Subsidiary Borrowers from time to time parties thereto, the several banks and other financial institutions or entities from time to time parties thereto, and Citizens Bank, N.A., as Administrative Agent and Multicurrency Administrative Agent (in both capacities, the Agent) and is effective as of March 2, 2017. The principal on any borrowings made under the 2017 Credit Agreement is due on March 1, 2022. Interest on any loans outstanding under the 2017 Credit Agreement accrues and generally is payable quarterly in arrears at one of the following rates selected by the Company: (i) the base rate, calculated as the highest of (a) the Federal Funds Rate in effect on such day plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Citizens Bank as its “prime rate”, and (c) the LIBOR Rate (as defined in the 2017 Credit Facility) for LIBOR Loans denominated in dollars with an interest period of 30 days on such day plus 0.50%; or (ii) the LIBOR Rate (with a zero percent floor) plus an applicable margin of 1 to 2%. The applicable margin is determined based upon the ratio of the Company’s total debt, net of certain cash, as defined in the 2017 Credit Facility, to earnings before interest, taxes, depreciation and amortization (EBITDA), as defined in the 2017 Credit Facility. For this purpose, total debt net of certain cash is defined as total debt less the sum of (i) unrestricted U.S. cash, and (ii) 65% of unrestricted cash outside of the U.S., but no more than an aggregate amount of $30 million.
Contemporaneously with the execution of the 2017 Credit Agreement, Kadant borrowed $42 million and €26.3 million under the 2017 Credit Agreement and applied the proceeds to pay off its existing outstanding debt under its existing credit facility entered into on August 3, 2012 (as amended to date, the Existing Credit Agreement). Upon the execution of the 2017 Credit Agreement, certain ancillary documents related to the Existing Credit Agreement were also amended and restated, including a guarantee agreement entered into by certain domestic subsidiaries of Kadant pursuant to an amended and restated guarantee agreement effective as of March 1, 2017 (Guarantee Agreement) in favor of the Agent. In addition, one of Kadant’s foreign subsidiaries entered into a guarantee agreement limited to certain obligations of two foreign subsidiary borrowers pursuant to a guarantee agreement effective as of March 1, 2017 (Cayman Guarantee Agreement) in favor of the Agent.
The obligations of Kadant under the 2017 Credit Agreement may be accelerated upon the occurrence of an event of default under the 2017 Credit Agreement, which includes customary events of default including without limitation payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy- and insolvency-related defaults, defaults relating to such matters as the Employment Retirement Income Security Act (ERISA), unsatisfied judgments, the failure to pay certain indebtedness, and a change of control default. In addition, the 2017 Credit Agreement contains negative covenants applicable to Kadant and its subsidiaries including financial covenants requiring Kadant to comply with a maximum consolidated leverage ratio of 3.5 to 1 and a minimum consolidated interest charge coverage ratio of 3 to 1, and restrictions on liens, indebtedness, fundamental changes, dispositions of property, making certain restricted payments (including dividends and stock repurchases), investments, transactions with affiliates, sale and leaseback transactions, swap agreements, changing its fiscal year, arrangements affecting subsidiary distributions, entering into new lines of business, and certain actions related to the discontinued operation.
The foregoing description of the 2017 Credit Agreement, Guarantee Agreement and Cayman Guarantee Agreement does not purport to be a complete statement of the parties’ rights under the agreements and is qualified in its entirety by reference to the full text of the agreements which are filed as Exhibits 99.1, 99.2 and 99.3.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the 2017 Credit Agreement and Guarantee Agreement is incorporated herein in its entirety.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above with respect to certain restrictions on the payment of dividends under the 2017 Credit Agreement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1
Amended and Restated Credit Agreement dated as of March 1, 2017, among the Registrant, as Borrower, the Foreign Subsidiary Borrowers from time to time parties thereto, the several lenders from time to time parties thereto, and Citizens Bank, N.A., as Administrative Agent and Multicurrency Administrative Agent.

99.2
Amended and Restated Guarantee Agreement dated as of March 1, 2017, among the Registrant, as Borrower, and each of the Subsidiary Guarantors (as defined therein), in favor of Citizens Bank, N.A., as Administrative Agent and as Multicurrency Agent for the bank and other financial institutions or entities from time to time parties to the Amended and Restated Credit Facility dated March 1, 2017.

99.3
Guarantee Agreement dated as of March 1, 2017, by Kadant Cayman Ltd. in favor of Citizens Bank, N.A., as Administrative Agent and as Multicurrency Agent for the banks and other financial institutions or entities from time to time parties to the Amended and Restated Credit Facility dated March 1, 2017.

KADANT INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: March 7, 2017	By	/s/ Michael J. McKenney
Michael J. McKenney Senior Vice President and Chief Financial Officer

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